ITEM 77Q1a  COPIES OF ANY
 MATERIAL AMENDMENTS TO
THE REGISTRANT'S CHARTER OR
 BYLAWS
AMENDMENT 13
TO THE BYLAWS
OF
FEDERATED STOCK TRUST
Effective January 1 2006
Strike Section 1 Officers
 and Section 2 Election
of Officers from Article
I  OFFICERS AND
THEIR ELECTION and
replace with the following
Section 1  Officers The
Officers of the Trust
shall be a President one
or more Executive Vice
Presidents one or more
Senior Vice Presidents
 one or more Vice Presidents
 a Treasurer and a
Secretary  The Board of
Trustees in its discretion
may also elect or appoint one or more Vice
Chairmen of the Board of
Trustees who need not be a
Trustee and other Officers
or agents
including one or more Assistant
 Vice Presidents one or more
Assistant Secretaries and one or
more Assistant Treasurers
 An Executive Vice President
Senior Vice President or Vice
President the Secretary or
the Treasurer may appoint
an Assistant Vice President
 an Assistant
Secretary or an Assistant
 Treasurer respectively to
serve until the next election
of Officers  Two
or more offices may be held
by a single person except the
 offices of President and
Executive Vice
President Senior Vice President
 or Vice President may not
 be held by the same person
concurrently  It shall not
 be necessary for any Trustee
or any Officer to be a holder
of shares in
any Series or Class of the
Trust  Any officer or such
other person as the Board
may appoint may
preside at meetings of the
shareholders
Section 2  Election of Officers
 The Officers shall be elected
 annually by the Trustees  Each
Officer shall hold office for
one year and until the election
and qualification of his successor or
until earlier resignation or removal
Strike Sections 2 Chairman of
 the Trustees Section 3 Vice
Chairman of the Trustees Section 4
President and Section 5 Vice
President from Article II  POWERS
AND DUTIES OF
TRUSTEES AND OFFICERS and replace
 with the following
Section 2  Chairman of the Board
 The Board may elect from among
its members a Chairman of
the Board  The Chairman shall at
 all times be a Trustee who meets
 all applicable regulatory and
other relevant requirements for
serving in such capacity  The
Chairman shall not be an officer of
the Trust but shall preside over
meetings of the Board and shall
have such other responsibilities
in furthering the Board functions
as may be assigned from time to
time by the Board of Trustees
or prescribed by these ByLaws
 It shall be understood that
the election of any Trustee as
Chairman shall not impose on
that person any duty obligation or
 liability that is greater than the
duties obligations and liabilities
imposed on that person as a Trustee
in the absence of such
election and no Trustee who is so
 elected shall be held to a higher
 standard of care by virtue
thereof  In addition election as
Chairman shall not affect in any
way that Trustee's rights or
entitlement to indemnification
under the ByLaws or otherwise by
the Trust  The Chairman shall
be elected by the Board annually
to hold office until his successor
shall have been duly elected
and shall have qualified or until
 his death or until he shall have
 resigned or have been removed
as herein provided in these ByLaws
 Each Trustee including the Chairman
 shall have one vote
Resignation  The Chairman may resign
 at any time by giving written notice
of resignation to the
Board  Any such resignation shall
take effect at the time specified in
such notice or if the time
when it shall become effective shall
 not be specified therein immediately
 upon its receipt; and
unless otherwise specified therein
 the acceptance of such resignation
shall not be necessary to
make it effective
Removal  The Chairman may be removed
 by majority vote of the Board with
or without cause at
any time
Vacancy  Any vacancy in the office
of Chairman arising from any cause
whatsoever may be
filled for the unexpired portion of
the term of the office which shall
be vacant by the vote of the
Board
Absence  If for any reason the
Chairman is absent from a meeting
of the Board the Board may
select from among its members who
 are present at such meeting a
Trustee to preside at such
meeting
Section 3  Vice Chairman of the
Trustees  Any Vice Chairman shall
perform such duties as may
be assigned to him from time to
 time by the Trustees  The Vice
Chairman need not be a Trustee
Section 4  President
The President shall be the
principal executive officer of
the Trust  He shall
counsel and advise the Chairman
 He shall have general supervision
over the business of the
Trust and policies of the Trust
He shall employ and define the
duties of all employees shall
have power to discharge any such
employees shall exercise general
supervision over the affairs
of the Trust and shall perform
such other duties as may be
assigned to him from time to time by
the Trustees the Chairman or
the Executive Committee  The
President shall have the power to
appoint one or more Assistant
Secretaries or other junior
officers subject to ratification of such appointments by the Board
The President shall have the
power to sign in the name of and on
behalf of the Trust powers of
attorney proxies waivers
 of notice of meeting
consents and other
instruments relating to
securities or other property
owned by the Trust and may
in the name of
and on behalf of the Trust
take all such action as the
President may deem advisable
in entering
into agreements to purchase
 securities or other property
in the ordinary course of business
 and to
sign representation letters
in the course of buying securities
or other property
Section 5  Vice President
The Executive Vice President
Senior Vice President or Vice
President if any in order
of their rank as fixed by the
 Board or if not ranked a
Vice President
designated by the Board in
the absence of the President
shall perform all duties and
 may exercise
any of the powers of the
President subject to the
control of the Trustees
 Each Executive Vice
President Senior Vice
President and Vice President
 shall perform such other
duties as may be
assigned to him from time
to time by the Trustees the
Chairman the President or
the Executive
Committee  Each Executive
Vice President Senior Vice
President and Vice President
shall be
authorized to sign documents
on behalf of the Trust  The
Executive Vice President Senior Vice
President and Vice President
shall have the power to sign
in the name of and on behalf of the
Trust and subject to Article
VIII Section 1 powers of
attorney proxies waivers of notice of
meeting consents and other
instruments relating to
securities or other property
owned by the
Trust and may in the name
of and on behalf of the
Trust take all such action
as the Executive
Vice President Senior
Vice President or Vice
 President may deem
advisable in entering into
agreements to purchase
securities or other
property in the ordinary
course of business and to sign
representation letters
 in the course of buying
 securities or other property